PORTIONS OF THIS EXHIBIT ("CONFIDENTIAL PORTIONS") HAVE BEEN DELETED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION")UNDER RULE 406 OF THE SECURITIES ACT OF 1933 AND THE FREEDOM OF INFORMATION ACT. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION AND ARE IDENTIFIED IN THIS EXHIBIT BY THE NOTATION "CT REQUESTED."

                    DATED  February 8, 1995

                BLUE CAROL ENTERPRISES, LIMITED

                              AND

                         STARTEC, INC.

                              AND

              RAM MUKUNDA, solely for the purposes
                          of Clause 6

                    _______________________

                           AGREEMENT

                              for

                    MANAGEMENT PARTICIPATION

                    ________________________


                            DEACONS
                      in association with
                         GRAHAM & JAMES
                              AND
                         SLY & WEIGALL
                     Solicitors & Notaries
                        Alexandria House
                         3rd-6th Floors
                           Hong Kong

                             INDEX

                                                             Page
Parties

Recitals                                                        1

Clauses                                                         1

1.   Interpretation                                             2

2.   Statement of Purpose                                       3

3.   Management Participation                                   3

4.   Termination                                                8

5.   Startec's Warranties                                       8

6.   Mukunda's Warranties                                       9

7.   General                                                    9

8.   Notices                                                   10

9.   Governing Law and Dispute Resolution                      11

Schedule                                                       12

THIS AGREEMENT FOR MANAGEMENT PARTICIPATION is made on
1995

PARTIES

(1) BLUE CAROL ENTERPRISES LIMITED, a company incorporated in the British Virgin Islands whose address for service and facsimile number are c/- Consec Services Limited at 930 Ocean Centre, Harbour City, Kowloon, Hong Kong and (852) 2730 4379 respectively ("Blue Carol"); and

(2) STARTEC, INC., a company incorporated in the State of Maryland whose address for service and facsimile number are 10411 Motor City Drive, Suite 301, Bethesda, Maryland 20817
     (U.S.A.) c/o Ram Mukunda, President and 301-365-8469 respectively ("Startec"); and

(3) RAM MUKUNDA solely for the purposes of Clause 6, whose address for service and facsimile number are c/o Startec, Inc., 10411 Motor City Drive, Suite 301, Bethesda, Maryland 20817 (U.S.A.) and 301-365-8469 respectively ("Mukunda").

RECITALS

(A) Startec is in the business of providing telecommunications services to end users and telecommunications operators, and Mukunda is the majority shareholder in Startec holding 75% of its enlarged share capital.

(B) Pursuant to a Subscription Agreement executed on the same date as this Agreement, Blue Carol subscribed for 807,124 comprising 15% of the enlarged share capital of Startec in consideration of US$750,000.

(C) Blue Carol wants to participate in the management of the telecommunications services conducted by Startec and Startec, and Mukunda agree to allow Blue Carol's participation in that management on the terms and conditions set out in this Agreement.

     NOW THEREFORE, in consideration of the premises, to induce Blue Carol to enter into the Subscription Agreement and purchase a certain number of Shares of Startec, and for Ten Dollars ($10.00) in hand paid by Blue Carol to Startec, the mutual covenants and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:-

AGREEMENT

1.   INTERPRETATION

1.1 In this Agreement (including the Recitals), the following expressions have the following meaning unless the context otherwise requires:-

"Affiliate"
     in relation to any company or other legal entity, a company which controls or is a Subsidiary of or is under the same control as the first-mentioned company;

"Business"
     the business of providing telecommunications services to end users and international telecommunications operators which is conducted by Startec;

"Commencement Date"
     the date of execution of this Agreement;

"Deed of Confidentiality"
     the deed of confidentiality between Startec and Blue Carol executed on the same date as this Agreement;

"Directors"
     the Board of Directors of Startec or any of its Subsidiary, as the case may be;

"Executive Committee"
     the committee appointed by Startec which is more particularly described in Clauses 3.1(a) and (b);

"FCC"
     the Federal Communications Commission of the United States of America;

"Net Asset Value"
     the net asset value of Startec as shown in its most recent unaudited quarterly consolidated account for the period immediately preceding any of the events or transactions, that may arise throughout the terms of this Agreement, as contemplated in Section 3 hereof.

"Subscription Agreement"
     the subscription agreement between Blue Carol, Startec and Mukunda executed on the same date as this Agreement, as amended from time to time;

"Subsidiary"
     in relation to any company, a company which is controlled by that company; and

1.2 References in this Agreement to:-

(a) the singular include the plural and to the plural include the singular;

(b) a Party is to a party to this Agreement, and includes the Party's executors, administrators, successors and permitted assigns;

(c) Clauses, Recitals and Schedules are to clauses or sub-clauses of and recitals and schedules to this Agreement;

(d) any Act, Regulation or other statutory provision includes reference to such Act, Regulation or provisions as modified, verified or enacted; and

(e) the word "including" and similar words do not imply any limitation.

1.3  Recitals to this Agreement form part of this Agreement.

1.4 Headings are for ease of reference only and do not form part of this Agreement.

2. STATEMENT OF PURPOSE

2.1 In consideration of Blue Carol entering into and performing its obligations under the Subscription Agreement, Startec will allow Blue Carol to participate in the management of the Business, in accordance with Clause 3.

3.   MANAGEMENT PARTICIPATION

3.1 Startec will allow Blue Carol to participate in the management of the Business as follows:-

(a) Startec will appoint a 3-man committee to act as the Executive Committee of Startec, responsible for recommending to the Directors any action concerning issues relating to the following:

     (i)       long term debt;

     (ii) any increase in the issued or authorized share capital in Startec;

     (iii) the discontinuance of any existing business or the establishment of any new place of business;

     (iv) the introduction of a new line of business or the substantial expansion, discontinuance or substantial reduction of the Business;

     (v) the appointment and remuneration of executive staff; and

     (vi)      amendments to the Articles or By-laws of Startec;

(b)  Startec may increase the number of members of the Executive
     Committee provided that the total number of members is, at all times, a multiple of three;

(c)   Blue Carol may:-

     (i) for so long as it holds at least [CT REQUESTED] of the issued share capital in Startec, nominate one Director and/or one of each three members of the Executive Committee and Mukunda shall vote his shares in favor of the election or removal of such Director upon the request of Blue Carol;

     (ii) second a manager to Startec to participate in the day-to-day management and operations of Startec, and to, without limitation if Blue Carol so requires, sit on and participate in the Executive Committee as Blue Carol's representative pursuant to Clause 3.1(c)(i);

(d) Startec will not undertake the following actions without the prior consent of Blue Carol:-

     (i) the discontinuance of any existing business or the substantial expansion, establishment of a place of business outside the United States of America which requires notice or disclosure to the FCC;

     (ii) the introduction of a new line of business or the discontinuance or substantial reduction of the business which requires notice or disclosure to the FCC;

     (iii) the borrowing of any money or incurring of any debt or commitment or the making of any loan or advance to a value in excess of [CT REQUESTED] of its Net Asset Value;

     (iv) the creating, incurring or suffering to exist of any mortgage, pledge, lien, charge, security interest, claim or encumbrance on or with respect to, or lease of, any of its property or assets to a value in excess of [CT REQUESTED] of its Net Asset Value;

     (v) the creation or assumption of any guarantee of or indemnity for third party obligations outside its ordinary course of business;

     (vi) any acquisition or disposition of any material assets to, or any acquisition or consolidation or merger with, any other entity, or the sale or other disposition of all or substantially all of its assets;

     (vii) the acquisition of Shares in any company, the incorporation of any Subsidiary or the formation of any joint venture enterprise or the dissolution of any such Subsidiary or joint venture enterprise;

     (viii) any increase in the issued or authorized share capital of Startec;

     (ix) any reduction in the percentage of Startec's beneficial ownership of Shares in any other company, either through the disposal of Shares in that company or by election not to participate in any share transfer or subscription offer;

     (x) any change to the Articles or By-laws of Startec to the extent that such changes do not relate to routine management procedures and policies;

     (xi) the initiation of any litigation or arbitration capable of having a material adverse effect on Startec's financial capabilities;

     (xii)     the remuneration of Directors in excess of [CT
               REQUESTED] per Board meeting;

     (xiii) the employment of any member of staff whose total remuneration exceeds [CT REQUESTED], or any material change in the remuneration or other terms of employment of such staff;

     (xiv) the declaration of dividends payable on Startec shares;

     (xv) the retaining of any services in consideration of an amount in excess of [CT REQUESTED] of its Net
               Asset Value;

     (xvi) any decision or action containing the activities of any Subsidiary of Startec or any other company in relation to which Startec has a right of approval over such activities;

     (xvii) any decision to dissolve or wind Startec up or to file for bankruptcy;

     (xviii) subject to Clause 3 of the Subscription Agreement, any decision or action capable of diluting Blue Carol's ownership interest in Startec to [CT REQUESTED] or less including, but not limited to, any decision or action to issue options in relation to Startec's shares;

(e) after expiration of the provisions set forth in section 3.1(d) above, and for so long as Blue Carol holds at least [CT REQUESTED] of the issued share capital in Startec, Startec will not undertake the following actions without the prior consent of Blue Carol;

      (i) the borrowing of any funds or the incurring of any debt, commitment or the making of any loan or advance to a value in excess of [CT REQUESTED];

     (ii) the creating, incurring or suffering to exist of any mortgage, pledge, lien, charge, security interest, claim or encumbrance on or with respect to, or lease of, any of its property or assets having a value in excess of [CT REQUESTED] of its Net Asset Value;

     (iii) any acquisition or disposal of any material assets, or any acquisition of or consolidation or merger with, any other entity, or the sale or other disposition of assets having a value in excess of [CT REQUESTED] of its Net Asset Value;

     (iv) any reduction in the percentage of Startec's beneficial ownership of shares in any other company, either through the disposal of shares in that company or by election not to participate in any share transfer or subscription offer;

     (v) any increase in the issued or authorized share capital of Startec;

     (vi) any change to the Articles or By-laws of Startec to the extent that such change does not relate to routine management procedures or policies;

     (vii) the retaining of any services for an amount in excess of [CT REQUESTED] of its Net Asset Value;
               or

     (viii) the employment of any member of the executive staff of Startec whose total annual remuneration exceeds [CT REQUESTED];

     (ix) any decision to dissolve or wind Startec up, or to file for bankruptcy;

     (x) subject to Clause 3 of the Subscription Agreement, any decision or action capable of diluting Blue Carol's ownership interest in Startec to [CT REQUESTED] or less including, but not limited to, any decision or action to issue options in relation to Startec's Shares;

 (f) Startec will promptly notify Blue Carol of any decision by it to undertake any of the actions referred to in Clauses 3.1(a) and (e), and Blue Carol will be deemed to have given its prior consent to such action unless it notifies Startec otherwise within 15 days of its receipt of notice of the proposed action from Startec; Blue Carol will not unreasonably withhold its consent to any such proposed action;

(g) Startec will cause all of its Subsidiaries to allow Blue Carol to participate in the management of their respective businesses in the manner contemplated in relation to Startec in Clauses 3.1 (a), (b), (c), (d),
          (e) and (f);

(h) the Parties acknowledge that Blue Carol's rights of prior consent set out in this Agreement do not entitle Blue Carol to determine Startec's or its Subsidiaries' methods of routine operation or to dominate their corporate affairs;

 (i) Startec and/or any of its Subsidiaries will amend their By-laws to reflect the rights of Blue Carol to participate in their management in the manner set out in the Schedule, and Blue Carol may require such further amendments to Startec's and/or any of its Subsidiaries' Articles or By-laws as it may, from time to time, require in order to secure for itself the rights to participate in the management of Startec which are contemplated in this Clause 3;

 (j) Startec will not negotiate with nor enter into any arrangement involving its provision of services to telephone operators in [CT REQUESTED] or any other country or territory specified by Blue Carol from time to time, without Blue Carol's prior written approval; and

(k) the provisions of this Clause 3 shall expire upon the earlier of (i) a bona fide public offering of the shares in Startec pursuant to an effective registration under the Securities Act of 1933, as amended, (ii) the sale or other transfer of [CT REQUESTED] or more of the stock ownership of Blue Carol (whether directly or by issuance of additional shares by Blue Carol).

3 l.2     Startec may require Blue Carol or any of its Affiliates
to appoint trainees nominated by Startec on a short-term basis
(3-6 months), on terms relating to training conditions to be agreed between the Parties.

3.3 Blue Carol may require Startec to appoint trainees nominated by Blue Carol on a short term basis (3-6 months), on terms relating to training conditions to be agreed between the Parties.

4. TERMINATION

4.1 Either Party may terminate this Agreement immediately by notice in writing to the other Party if:-

     (a) the other Party commits a material breach or default of any of the provisions of this Agreement which, if it is capable of remedy, has not been remedied within 30 days of the Party's receipt of notice requiring the breach or default to be remedied;

     (b) the other Party goes into liquidation, has entered into any composition with its creditors or any class thereof, has execution levied against for an established debt or has a receiver or manager appointed in respect of the whole or part of its undertaking.

4.2 Blue Carol may terminate this Agreement immediately, by notice in writing to Startec on termination of:-

     (a)  the Subscription Agreement; and/or

     (b)  the Deed of Confidentiality

     for any reason.

4.3 Termination of this Agreement for any reason will be without prejudice to any right either Party may have accrued against the other prior to the termination.

5. STARTEC'S WARRANTIES

5.1 Startec warrants to Blue Carol that:-

     (a) it will comply in all respects with the terms of the Subscription Agreement, as amended from time to time;

     (b) it will comply in all respects with the terms of the Deed of Confidentiality, as amended from time to time;

     (c) Startec is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland;

     (d) Startec has the full right, power, and authority to enter into and perform its obligations under this Agreement without any further sanction or consent of its shareholders and all necessary authorizations, approvals, consents and licenses relating to the same have been unconditionally obtained and are in full force and effect, and this Agreement is a legal, valid and binding agreement of Startec, enforceable in accordance with its terms; and

     (e) compliance by Startec with, this Agreement will not result in the breach of and will comply with all relevant provisions of all applicable laws, rules and regulations, and all agreements and obligations to which Startec or any Shareholder is a party or by which any of them or any of their respective property is bound.

5.1 Startec indemnifies each of Blue Carol and its Affiliates, their respective partners, employees, agents, contractors and assigns and will keep each of them indemnified from and against all loss and expenses incurred by them, or any of them, directly or indirectly as a result of Startec's failure to meet its obligations under this Agreement or under the Subscription Agreement and/or the Deed of Confidentiality.

6.1 MUKUNDA'S WARRANTIES

6.1 Mukunda warrants to Blue Carol that he will exercise his voting rights as a shareholder, and, subject to Maryland law as a director, and such influence as he may have over the Directors to procure Startec's performance under the Agreement and, in particular, to:

     (a) procure the appointment of the Executive Committee as soon as is practicable after completion of Blue Carol's subscription for shares in Startec under the Subscription Agreement;

     (b) procure the appointment and removal of the individuals referred to in Clause 3.1 as and when required by Blue
          Carol; and

     (c) procure the amendment of the Articles and By-laws of Startec and/or any of its Subsidiaries in accordance with Clause 3.1(i) as and when required by Blue Carol in writing.

6.2 Mukunda will be jointly and severally liable with Startec for any loss Blue Carol may sustain as a result of Startec's failure to perform its obligations under this Agreement.

7. GENERAL

7.1 This Agreement contains the entire agreement between the Parties and supersedes any prior understanding and/or agreement between them relating to the subject matter of the agreement.

7.2 Should any provision of this Agreement be declared void or unenforceable by any competent authority or court this will not affect the other provisions of this Agreement which are capable of severance, which will continue unaffected.

7.3 Any variation to this Agreement will be binding only if it is recorded in writing and signed by all of the Parties.

7.4 Nothing in this Agreement will be taken to constitute a partnership between the Parties nor the appointment of one of the Parties as agent for any other.

7.5 The failure by any Party at any time or times to require performance by any other Party of any provision of this Agreement will in no way affect the right of that Party to require performance of that or any other provision, and the waiver by a Party of any breach of this Agreement will not be construed as a waiver of any continuing or succeeding breach of that provision, a waiver of the provision itself or a waiver of any other right under this Agreement.

7.6 Each Party will bear its own costs of and incidental to the preparation and completion of this Agreement.

7.7 This Agreement may be executed in one or more counterparts, each of which will be deemed an original, and these counterparts will constitute one and the same instrument.

7.8 Except as is specifically provided in this Agreement, none of the Parties may assign or transfer any of its rights or obligations under this Agreement without the prior consent of the other Parties.

8. NOTICES

8.1 All notices delivered under this Agreement shall be in writing in English and shall be communicated to the address and/or to the facsimile number of the Party specified at the beginning of this Agreement, or to such other address and/or facsimile number as the relevant Party shall have notified to the other Parties in accordance with the terms of this Clause 8.1.

8.2 Any such notice shall be served either personally or by sending it by overnight mail, courier or facsimile. In the case of notice served personally during normal business hours, it shall be deemed to have been given when delivered, if sent by overnight mail or courier 7 days after posting, or, if sent by facsimile, upon the sender's receipt of electronic and telephonic confirmation of the successful transmission of the notice to the recipient.

9. Governing LAW AND DISPUTE RESOLUTION

9.1 This Agreement shall be governed and construed in accordance with the laws of the State of Maryland.

9.2 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof, shall be settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce as at present in force. The arbitration shall be held in London in England, and heard by a single arbitrator appointed in accordance with the said Rules.

SCHEDULE

     Amended By-laws of Startec

          (Clause 4.1(a)).

     AS WITNESS THIS Agreement has executed on the day and year first above written.

SIGNED by
for and on behalf of                    )
BLUE CAROL ENTERPRISES LIMITED          )
in the presence of-                     )

Signed by      Ram Mukunda, President   )
for and on behalf of                    )
STARTEC, INC.                           )
in the presence of  Subhash Pai         )



Signed by       Ram Mukunda, President  )
RAM MUKUNDA, solely for the purposes    )
of Clause 6                             )
in the presence of:-                    )
               Subhash Pai

                                        10411 Motor City Drive
                                        Bethesda, MD 20817
                                        301-365-8959



       AMENDMENT TO AGREEMENT FOR MANAGEMENT PARTICIPATION

                      APPROVED AND AGREED TO

                    ON OR ABOUT JUNE 16, 1997

         STARTEC COOPERATION AND SHAREHOLDERS' AGREEMENT


2         STATEMENT OF PURPOSE

2.1 In consideration of Blue Carol entering into and performing its obligations under the Subscription Agreement, Startec will allow Blue Carol to participate in the Management of the Business, in accordance with Clause 3. The parties recognize that control of Startec is held by Ram Mukunda through his ownership of a majority of Startec's voting stock and the parties do not intend by this agreement to transfer control of Startec to Blue Carol or any other person. The parties further recognize and acknowledge that control of Startec may not be transferred from Ram Mukunda to any other person without the prior approval of the Federal Communications Commission. Further, the parties hereto recognize and acknowledge that Blue Carol's participation in the management of Startec's business must be in compliance at all times with the rules and policies of the Federal Communications Commission ("FCC") and any provision of Clause 3 of this Agreement which is found by the FCC to be in violation of those rules and policies will be void and no longer have any force or effect and will be deemed to have been deleted from this Agreement.

3         MANAGEMENT PARTICIPATION

3.1 Startec will allow Blue Carol to participate in the management of the Business as follows:

          (A) Blue Carol may second a manager to Startec to participate in the day to day management and operations of Startec, under the supervision and direction of Startec's officers;

          (B) After the date of this Agreement, Startec will not undertake the following actions without the prior consent of Blue Carol;

               (i)    the discontinuance or substantial
                      reduction of the Business which requires notice or disclosure to the FCC, if such discontinuance or reduction would result in a greater than [CT REQUESTED] reduction in Startec's revenues;

               (ii) the introduction of a new line of business not involving the provision of telecommunications services or other services related hereto;

               (iii) advancing a loan, if the amount thereof exceeds [CT REQUESTED] of Startec's Total Asset Value; for purposes of this Clause 3, "Total Asset Value" shall mean the total amount of Startec's current and other assets as shown on its most recent, regularly prepared consolidated balance sheet, prepared in accordance with Generally Accepted Accounting Principles, unless such loan is in the ordinary course of business;

               (iv)   the creation or assumption of any
                      guarantee of or indemnify for third party obligations outside its ordinary course of business;

               (v)    any consolidation or merger with, any
                      other entity, or the sale or other
                      disposition of all or substantially all of Startec's assets;

               (vi) any change to the Articles or By-laws of Startec to the extent that such changes do not relate to routine management procedures and policies;

               (vii) The remuneration of Directors in excess of [CT REQUESTED] per Board meeting;

               (viii) the declaration of dividends payable on
                      Startec shares;

               (ix)   any decision to voluntarily dissolve or
                      wind-up Startec or to file for bankruptcy;

               (x)    subject to Clause 3 of the Subscription
                      Agreement, any decision or action capable of diluting Blue Carol's ownership interest in Startec to less than [CT
                      REQUESTED] unless such dilution is pro-rata effecting all stock holders.

          (C) Startec will promptly notify Blue Carol of any decision by it to undertake any of the actions referred to in Clauses 3.1(B) and Blue Carol will be deemed to have given its prior consent to such action unless it notifies Startec otherwise within 15 days of its receipt of notice of the proposed action from Startec; Blue Carol will not unreasonably withhold its consent to such proposed action;

          (D) Startec will cause all of its Subsidiaries to allow Blue Carol's representative to participate in the management of their respective businesses in the manner contemplated in relation to Startec all Clauses of 3;

          (E) the Parties acknowledge that Blue Carol's rights of prior consent set out in this Agreement do not and are not intended to entitle Blue Carol to direct Startec's or its Subsidiaries' regular business operations or to control their corporate affairs;

          (F) the provisions of this Clause 3 shall expire upon the earlier of (i) a bona fide public offering of the shares in Startec pursuant to an effective registration under the Securities Act of 1933, as amended or (ii) the sale or other transfer of [CT REQUESTED] or more of the stock ownership of Blue Carol or its beneficial owner (whether directly or by issuance of additional shares by Blue Carol).